UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1312 17th Street, Unit 2136

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2026 (the “Closing Date”), Golden Minerals Company (the “Company”) completed its previously announced non-brokered private placement of 17,857,143 units of the Company (the “Units”) at a price of C$0.28 per Unit (the “Private Placement”), for gross proceeds of C$5,000,000. The Private Placement was made pursuant to subscription agreements, dated as of the Closing Date (each, a “Subscription Agreement”), entered into between the Company and each purchaser (each, a “Purchaser”) in the Private Placement.

Each Unit consists of one share of common stock, $0.01 par value per share, of the Company (a “Unit Share”) and one-half of one common stock purchase warrant (each whole warrant, a “Warrant”). Each Warrant is exercisable for one share of common stock (each, a “Warrant Share”) at an exercise price of C$0.45 per Warrant Share for a term of 24 months from the Closing Date; provided that if, at any time following the expiry of the initial four (4)-month hold period applicable to the Warrants and prior to the expiry date of the Warrants, the volume weighted average trading price of the common stock of the Company on the Toronto Stock Exchange, or other principal exchange on which the common stock of the Company are then primarily traded, is greater than C$0.90 for 10 consecutive trading days, the Company may, within 15 days of the occurrence of such event, deliver a notice to the holders of Warrants accelerating the expiry date of the Warrants to the date that is not less than 30 days following the date of such notice (the “Accelerated Exercise Period”). Any unexercised Warrants shall automatically expire at the end of the Accelerated Exercise Period.

In connection with the Private Placement, the Company paid finder’s fees to Haywood Securities Inc., an arm’s length party (the “finder”), for services rendered in respect of Units sold in the Private Placement to purchasers that were not in the United States or U.S. persons. The finder’s fees consisted of cash fees of C$289,800, equal to 6.0% of the gross proceeds from the sale of Units sold by the Company to third parties sourced by the finder and 1,035,000 finder’s warrants equal in number to 6.0% of the Units sold by the Company to third parties sourced by such finder (the “Finder’s Warrants” and, individually, a “Finder’s Warrant”). Each Finder’s Warrant entitles the holder to acquire one share of common stock of the Company at a price of C$0.45 per Warrant Share until the date that is 24 months following the Closing Date.

The Units (and the Unit Shares and Warrants comprising the Units) were offered and sold (i) to Purchasers in the United States or that are U.S. persons, each of which represented that it is an accredited investor, in reliance on the exemption from registration provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and (ii) to Purchasers outside the United States that are not U.S. persons in reliance on Regulation S under the Securities Act. The Finder’s Warrants were issued to the finder in reliance on Regulation S under the Securities Act.

The foregoing descriptions of the Subscription Agreements, the Warrants and the Finder’s Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Subscription Agreement, Warrant Certificate and Finder’s Warrant Certificate, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On November 10, 2026, the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Warrant Certificate.
4.2	Form of Finder’s Warrant Certificate.
10.1	Form of Subscription Agreement.
99.1	Press release dated November 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2026

Golden Minerals Company

By:	/s/ David Watkins
	Name:	David Watkins
	Title:	President and Chief Executive Officer